Exhibit 99.1

Investor Presentation May 2021

Forward Looking Statements The presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations, including the potential effects of the COVID-19 pandemic on our businesses and financial results and conditions. These statements may be identified by such forward-looking terminology as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: the continued impact of COVID-19 on the U.S. and global economies, including business disruptions, reductions in employment and an increase in business failures, specifically among our clients; the continued impact of COVID-19 on our employees and our ability to provide services to our customers and respond to their needs as more cases of COVID-19 may arise in our primary markets; potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions, including as a result of our participation in and execution of government programs related to the COVID-19 pandemic or as a result of our actions in response to, or failure to implement or effectively implement, federal, state and local laws, rules or executive orders requiring that we grant forbearances or not act to collect our loans; the impact of forbearances or deferrals we are required or agree to as a result of customer requests and/or government actions, including, but not limited to our potential inability to recover fully deferred payments from the borrower or the collateral; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; damage verdicts or settlements or restrictions related to existing or potential class action litigation or individual litigation arising from claims of violations of laws or regulations, contractual claims, breach of fiduciary responsibility, negligence, fraud, environmental laws, patent or trademark infringement, employment related claims, and other matters; a prolonged downturn in the economy, mainly in New Jersey, New York, Florida and Alabama, as well as an unexpected decline in commercial real estate values within our market areas; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law; the inability to grow customer deposits to keep pace with loan growth; a material change in our allowance for credit losses under CECL due to forecasted economic conditions and/or unexpected credit deterioration in our loan and investment portfolios; the need to supplement debt or equity capital to maintain or exceed internal capital thresholds; greater than expected technology related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations; the loss of or decrease in lower-cost funding sources within our deposit base, including our inability to achieve deposit retention targets under Valley’s branch transformation strategy; cyber-attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems; results of examinations by the Office of the Comptroller of the Currency, the Federal Reserve Bank, the Consumer Financial Protection Bureau and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities; our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements or a decision to increase capital by retaining more earnings; unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, the COVID-19 pandemic or other external events; unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors; and the failure of other financial institutions with whom we have trading, clearing, counterparty and other financial relationships. A detailed discussion of factors that could affect our results is included in our filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. As used in this presentation, the terms “Valley”, “VLY”, “we”, “us”, and “our” mean Valley National Bancorp and its subsidiaries, on a consolidated basis, unless the context indicates otherwise. This presentation contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) that management uses in its analysis of Valley’s performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding Valley’s underlying operational performance and business and performance trends and facilitate comparisons with the performance of others in the financial services industry. These non-GAAP financial measures should not be considered in isolation or as a substitute for or superior to financial measures calculated in accordance with U.S. GAAP. These non-GAAP financial measures may also be calculated differently from similar measures disclosed by other companies. A reconciliation of the non-GAAP measures used in this presentation to the most directly comparable GAAP measures is provided in the Appendix to this presentation.

3 Experienced Executive Leadership Ira Robbins President & CEO Years at Valley: 25 / Years in Banking: 25 Mr. Robbins has been CEO of Valley since 2018 and Chairman since 2019. He was named President in 2017. Mr. Robbins joined Valley in 1996 as part of Valley’s Management Associate Program, and previously served as EVP and Treasurer. Michael D. Hagedorn Senior EVP & CFO Years at Valley: 2 / Years in Banking: 34 Mr. Hagedorn joined Valley in 2019. Previously he served as President and CEO of UMB Bank, NA. Prior to that, Mr. Hagedorn spent 10 years as CFO and CAO for UMB Financial Corporation. Before joining UMB, Mr. Hagedorn held various leadership positions at Norwest Bank and Wells Fargo. Tom Iadanza Senior EVP & Chief Banking Officer Years at Valley: 9 / Years in Banking: 41 Mr. Iadanza is responsible for commercial and consumer lending, retail banking. Mr. Iadanza joined Valley through the State Bank acquisition in 2012. Mr. Iadanza previously led metro New York and New Jersey commercial lending for Santander Bank, N.A. and Independence Community Bank Corp. and held various leadership positions at Citibank. Robert J. Bardusch Senior EVP & COO Years at Valley: 5 / Years in Banking: 24 Mr. Bardusch joined Valley in 2016 as EVP and Chief Information Officer, and was promoted to COO in 2018. Prior to joining Valley, Mr. Bardusch served as Chief Information Officer at MVB Financial Corp., and Chief Information Officer of Enterprise Technology and Risk Management Technology for PNC. Melissa F. Scofield EVP & Chief Risk Officer Years at Valley: 6 / Years in Banking: 40 Ms. Scofield joined Valley in 2015. Previously, she served as Assistant Deputy Controller for the OCC in the New York field office. Ms. Scofield was commissioned as a National Bank Examiner in 1989 and spent 34 years in examining and supervisory roles at the OCC. Mark Saeger EVP & Chief Credit Officer Years at Valley: 6 / Years in Banking: 34 Mr. Saeger joined Valley in 2015 as Head of New York Commercial Lending. Prior to joining Valley, Mr. Saeger spent 10 years at Sovereign Bank.

Overview of Valley

SLIDE 4

Company Overview

- **Ticker:** VLY (Nasdaq)
- **Founded**: 1927
- **Bank Operations Headquarters** [1]**:** Wayne, NJ
- **Diverse Market Presence:** Valley operates 226 branches serving northern and central New Jersey, the New York City boroughs of Manhattan, Brooklyn and Queens, Long Island, Florida and Alabama

Financial Highlights as of 3/31/21

$5.9 Billion
Market Capitalization [2]

$41.2 Billion
Total Assets

$32.7 Billion
Gross Loans HFI

$32.6 Billion
Total Deposits

Return on Average Assets:	1.14%
Net Interest Margin:	3.14%
Efficiency Ratio:	49.5%
PPNR[3] /Avg. Assets:	1.61%
Loans / Deposits:	100%
CET1 Capital Ratio:	10.08%
Non-accrual Loans / Loans:	0.62%

New Jersey & Metro NYC (169)



$24.2B Deposits
(as of 3/31/21)

Florida (41)



$7.1B Deposits
(as of 3/31/21)

Alabama (16)



$1.3B Deposits
(as of 3/31/21)

[1] Corporate headquarters: New York, NY [2] Based on VLY closing stock price of $14.52 as of 5/14/2021
[3] PPNR (pre-provision net revenue) is equal to net interest income plus total non-interest income less total non-interest expense; please refer to the Non-GAAP Disclosure Reconciliation in the appendix

5 Established business model with a 90+ year track record of success Conservative operating philosophy Consistent profitability since inception Diverse commercially-focused franchise operating in dynamic, high-quality markets Deep and experienced management team with skills developed internally and with other large regional and national banking institutions Strong and consistent profitability 48.6% adjusted efficiency ratio1for Q1 2021 (49.5% reported efficiency ratio); 70 basis points improvement year over year 1.14% return on average assets for Q1 2021; 22 basis points improvement year over year Proven credit culture with a history of strong asset quality results 0.62% non-accrual loans / total loans for Q1 2021 Peak annual NCOs for non-covered loans 2/ average loans of 0.40% during Great Recession (2009) Disciplined M&A strategy with track record of successful integrations Valley focuses on leveraging technology to service the diverse financial needs of its commercial and retail clients 1Please refer to the Non-GAAP Disclosure Reconciliation in the appendix 2Excludes charge-offs related to acquired loans covered by FDIC loss-share agreements 3Excludes charge-offs related to acquired loans covered by FDIC loss-share agreements Key Investor Highlights

SLIDE 6

Recent History

Conservative Organic Growth and a Disciplined Acquisition Strategy Have Helped Valley Create a Relevant and Substantial Regional Bank Operating In Some of the East Coast's Most Desirable Markets

2001	• Initiated **New York City** expansion via acquisition of Merchants New York Bancorp, Inc. ($1.4bn assets)
2004	• Crossed $10.0bn asset mark
2005 - 2008	• Additional New Jersey acquisitions: Shrewsbury State Bank ($425mm assets), NorCrown Bank ($622mm assets), and Greater Community Bank ($976mm assets) • Began de novo expansion into **Brooklyn** and **Queens**
2012	• Acquisition of State Bancorp, Inc. ($1.6bn assets) strategically expanded Valley footprint into desirable **Long Island** markets (Nassau and Suffolk Counties)
2014	• Entered **Florida** market via acquisition of 1st United Bancorp, Inc. ($1.7bn assets)
2015 - 2018	• Additional Florida acquisitions: CNLBancshares, Inc. ($1.4bn assets) and USAmeriBancorp, Inc. ($4.4bn assets) • Raised $100mm of preferred stock alongside acquisition of USAmeriBancorp, Inc. • Crossed $20.0bn asset mark in 2015 • Raised $107mm of common equity in 2016 • Ira Robbins assumes roles of President and Chief Executive Officer
2019	• Capital-accretive acquisition of New Jersey-based Oritani Financial Corp. ($4.1bn assets)
2020	• Raised $115mm of holding company subordinated notes

Note: Target assets are shown before purchase accounting adjustments

SLIDE 7

Significant Scale in Attractive Markets



New Jersey

#1	$19.9B	#1 Regional bank in 3 counties (Passaic, Bergen and Morris) [1]
Deposit Market Share for Regional Banks [1]	In-market deposits as of 3/31/21 131 branches	#2 New Jersey rank among states by median HHI (~$90,000) [2]
		$635 Billion estimated GDP in 2019 [3]



New York City MSA
(New Jersey + New York)

#3	$24.2B	#1 Largest US metropolitan market [2]
Deposit Market Share for Regional Banks [1]	In-market deposits as of 3/31/21 169 branches	$2.0 Trillion in-market deposits in MSA (6/30/20) [2]
		$1.9 Trillion estimated GDP in 2019 [3]



Florida

#9	$7.1B	#1 Regional bank in Tampa MSA [1]
Deposit Market Share for Regional Banks [1]	In-market deposits as of 3/31/21 41 Branches	#6 Regional bank in Orlando MSA [1]
		Top 15 National rank of Tampa, Miami & Orlando for pop. growth since 2010 [4]

[1] Deposit market share rank data per S&P Global Market Intelligence, data as of 6/30/20 as adjusted for acquisitions to the extent discernable. Rank includes banks with less than $100 billion in total assets and US subsidiaries of foreign banks.
[2] Source: S&P Global Market Intelligence
[3] Includes MSAs with populations greater than 2 million
[4] Source: Federal Reserve Bank of St. Louis

8 1Q 2021 Highlights1Q21 4Q20 1Q20 1Q21 4Q20 1Q20 Return on Average Assets Annualized 1.14% 1.02% 0.92% 1.14% 1.10% 0.93% Efficiency Ratio 49.5% 51.6% 50.8% 48.6% 47.0% 49.3% Net Income ($mm) $115.7 $105.4 $87.3 $115.8 $113.4 $88.2 Pre-Provision Net Revenue 2 ($mm) $163.7 $162.3 $151.1 $166.5 $177.5 $155.7 PPNR / Average Assets 2 Annualized 1.61% 1.57% 1.59% 1.63% 1.72% 1.63% Diluted Earnings Per Share $0.28 $0.25 $0.21 $0.28 $0.27 $0.21 Book Value Per Share $10.97 $10.85 $10.43 Tangible Book Value Per Share 1 $7.39 $7.25 $6.82 Cash DividendsPer Common Share $0.11 $0.11 $0.11

Net Interest Margin, Profitability & Operating Leverage

SLIDE 9

Net Interest Income and Margin

Net interest margin stability & Year-over-year quarterly NII growth of 10% (FTE)


$266.4
$283.5
$284.1
$288.8
$293.6
3.07%
3.00%
3.01%
3.06%
3.14%
1Q20
2Q20
3Q20
4Q20
1Q21
NII ($mm)
NIM

All metrics are represented on full tax equivalent basis

- Offsetting asset yield pressure with interest expense reductions and mix-shift (lower average cash balance)
- Continued reduction in deposit costs and replacement of time deposits with lower-cost transaction balances

Pre-Provision Net Revenue ($mm) [1]


Unadjusted
Adjusted
1.59%
1.57%
1.61%
1.63%
1.72%
1.63%
$151.1
$162.3
$163.7
$155.7
$177.5
$166.5
1Q20
4Q20
1Q21
1Q20
4Q20
1Q21
PPNR
PPNR / Avg. Assets

Consistent Positive Operating Leverage


Reported Revenue
Reported Expenses
6%
3%
11%
(3%)
14%
6%
1-Year Growth (1Q21 / 1Q20)
3-Year CAGR (1Q21 / 1Q18)
5-Year CAGR (1Q21 / 1Q16)

	1-Year Growth	3-Year CAGR	5-Year CAGR
Operating Leverage:	*1.9x*	--	*2.2x*

[1] PPNR (pre-provision net revenue) Reported pre-provision net revenue is equal to net interest income plus total non-interest income less total non-interest expense; please refer to the Non-GAAP Disclosure Reconciliation in the appendix

10 Interest Rate Positioning Continue to reduce non-maturity deposit costs Selected opportunities to reprice maturing CDs and borrowings lower and mitigate asset yield headwinds Intend to selectively take advantage of lower-cost wholesale funding and extend liability duration 12-Month Forward Maturity Schedule ($bn)2Q21 3Q21 4Q21 1Q22 Maturing CD Rates 0.63% 0.51% 0.43% 0.36% Maturing Borrowing Rates 1.13% 2.94% -—- Maturing Brokered Rates 1.08% 0.52% 0.08% 0.26%

11 5 Quarter Operating Expense Trends ($ in millions) Efficiency Ratio (%) Adjusted expenses consistent with 4Q20 levels Adjusted efficiency ratio increased as a result of non-interest income pressure Over $700k of seasonal snow removal expenses 1Q21 Operating Expenses ($ in millions) Non-Interest Expense and Efficiency 2 155.7 157.2 160.2 173.1 160.2 151.1 153.4 155.0 157.3 157.5 1Q20 2Q20 3Q20 4Q20 1Q21 Reported Expenses Adjusted 1 1Q21 Expense Commentary $157.5 $2.7 Adjusted Expenses ¹ Amortization of tax credits 50.8 51.6 49.5 49.3 47.0 48.6 1Q20Reported 4Q20Reported 1Q21Reported 1Q20Adjusted ¹ 4Q20Adjusted ¹ 1Q21Adjusted ¹ 1Please refer to the Non-GAAP Disclosure Reconciliation in the appendix. Sums may be inconsistent due to rounding

12227 226 29 26 56 12/31/15 USAB Acquisition ORIT Acquisition Branch Closures 12/31/20 3/31/21 VLY Branch Count We constantly analyze our branch network and individual branch performance to optimize our delivery channels from a productivity and efficiency perspective $72MM $144MM 49.5% Deposits / Branch Reported Efficiency Ratio (%) 1 78.7% 1Efficiency ratio for the year ended December 31, 2015 and the quarter ended March 31, 2021 Branch Network Evolution

13 $1.4 $0.9 $1.0 $1.4 $1.6 3.90% 3.27% 3.26% 3.35% 3.32% 4.44% 4.02% 3.89% 3.86% 3.85% 1Q20 2Q20 3Q20 4Q20 1Q21 Origination Volume (Gross) New Origination Rate Avg. Portfolio Rate New Loan Originations ($bn) / Yields (%) vs Portfolio Yields (%) 2 Loans & Loan Growth 1Q21 Loan Composition 1 Residential R.E.12% Multifamily15% Owner-Occupied CRE10% C&I15% C&I (PPP)7% Consumer9% Construction6% Non Owner-Occupied CRE26% $32.7bn Total Loans ($bn) Total annualized loan growth in 1Q21 was +5.8% (+3.4% excluding PPP) 1Q21 saw the highest level of loan originations in Valley’s history, offset by elevated paydowns and runoff in residential mortgage and home equity Loan origination spreads remain wide from a historical perspective 1 Loan classifications according to call report schedule 2Origination volume and new origination rate excludes PPP originations $18.3 $25.0 $29.7 $32.2 $32.7 2017 2018 2019 2020 Q121 Since 2017 Loan CAGR: 19.5%

14 New York36% New Jersey24% Florida26% Other14% Relationship-Based Commercial Lending Commercial Loan Balances ($bn)$2.7 $4.3 $4.8 $6.9 $7.1 $9.5 $12.4 $16.0 $16.7 $16.9 $0.9 $1.5 $1.6 $1.7 $1.8 $13.1 $18.2 $22.5 $25.3 $25.9 71.4% 72.8% 75.7% 78.6% 79.1% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 2017 2018 2019 2020 1Q21 C&I CRE Construction Commercial Loans / Total Loans Commercial Loans by Geography CRE C&I Commercial Real Estate Consistent and conservative underwriting across markets Sophisticated high net worth borrowers supported by diverse collateral and cash flow sources Focus on dense, highly-populated markets Granular portfolio with average loan balance of $2.7mm Weighted average DSCR of 1.7x Weighted average LTV of 56% C&I Consistent and conservative underwriting across markets Diverse industry focus Nationwide Businesses: Equipment Financing (Highland Capital) and Premium Finance Weighted average DSCR of 2.7x New York24% New Jersey32% Florida27% Other17% Note: Underwriting metrics as of 3/31/2021

SLIDE 15

Paycheck Protection Program

Rounds 1 & 2

$2.3bn	SBA-approved volume
~13,000	SBA-approved loans
$180k	Average loan size
$42k	Median loan size
~3%	Average processing fee

- **Valley's Net Promoter Score ("NPS") was above 80 for PPP service**
- ~25% of SBA-approved borrowers were new customers to Valley
- ~30% of PPP loans were provided to minority-owned businesses, non-profit organizations, or women-owned businesses
- ~80% of loans below $150k

Round 3

~$860mm	SBA-approved volume
7,500 +	Loan applications
$130k	Average loan size
~4%	Average processing fee

- Majority of loans are second request from prior PPP borrowers
- Maintain focus on minority- and women-owned businesses
- Geographically split 2/3rd New York & New Jersey, 1/3rd Florida & Alabama
- ~80% of loans below $150k

Note: Information as of 4/19/2021
Note: Totals may not sum due to rounding

16 Outstanding Loan Deferrals ~60% of active commercial deferrals are current on interest payments Deferrals in categories identified as COVID-19 exposed stand at 2.3% Weighted average LTV of active commercial deferrals: ~60% Over 93% of previously deferred commercial loans have exited deferral and returned to full-pay status Majority of active commercial deferrals are in New York and New Jersey Deferral Insights (information as of 3/31/21)1Q21 Balance Active Active Deferral / ($MM) Deferral ($MM) 1Q21 Loan Balance Commercial Loans & Leases $25,859 $250 1.0% Residential & Home Equity 1 $4,470 $31 0.7% Auto & Other Consumer $2,358 $3 0.1% Total $32,686 $284 0.9% Deferral Information as of 3/31/2021 11.6% 8.4% 3.3% 1.1% 0.9% 5/6/2020 7/10/2020 9/30/2020 12/31/2020 3/31/2021 Active Deferrals / Total Loans Note: Totals may not sum due to rounding. Initial deferral period not to exceed 180 days 1 Reflects residential mortgage loans held in portfolio ~90% decline in deferrals since May 2020

17 Exposure to primary COVID-19 exposed loan segments has remained stable at roughly 7% of non-PPP loans Active loan deferrals in “Primary Exposure” categories were stable from December 31, 2020 at 2.3% Active loan deferrals in previously disclosed “Secondary Exposure” categories 2are immaterial at 0.2% Non-PPP Loan Balance (3/31/21) Borrower Industry 1 ($MM) % of non-PPP Loans 3/31/21 12/31/20 9/30/20 7/10/20 5/6/20 Primary Exposure Doctor & Surgery $494 1.6% 2.6% 0.9% 4.9% 16.5% 29.9% Retail Trade 585 1.9% 2.7% 2.7% 3.5% 21.2% 32.4% Hotels & Hospitality 505 1.7% -—- 15.0% 12.3% 45.7% Restaurants & Foodservice 323 1.1% 5.9% 7.9% 8.7% 11.3% 25.2% Entertainment & Recreation 225 0.7% — 1.7% 1.0% 7.7% 9.4% Primary Exposure Sub-Total $2,132 7.0% 2.3% 2.3% 7.1% 14.8% 31.3% Deferrals / Loans Note: Totals may not sum due to rounding 1Borrower industry based on NAICS and SIC codes. 2Secondary categories: Nursing & Residential Care, Wholesale Trade, Manufacturing, Child Care & Education COVID-19 Exposed Loan Segments

18 0.68% 0.65% 0.59% 0.58% 0.62% 1Q20 2Q20 3Q20 4Q20 1Q21 Asset Quality Non-Accrual Loans / Total Loans Net Charge-offs & Provision ($mm) $5 $15 $15 $3 $6 $34 $41 $31 $19 $9 0.06% 0.18% 0.19% 0.04% 0.07% 1Q20 2Q20 3Q20 4Q20 1Q21 Net Charge-offs Provision for Loans NCOs / Avg. Loans Allowance for Credit Losses for Loans / Total Loans 0.99% 1.03% 0.96% 0.99% 1.03% 1.09% 1.08% 1.06% 1.11% 1.17% 1.17% 1Q20 2Q20 3Q20 4Q20 1Q21 ACL / Loans ex. PPP$ in millions 3/31/2021 Balance ($mm) Percent of Loans Commercial & Industrial $126.4 1.77% Real Estate –Construction $20.6 1.15% Real Estate –Commercial $153.7 0.91% Real Estate –Residential $27.2 0.67% Home Equity $4.2 1.03% Auto & Other Consumer $10.9 0.46% Allowance for Loan Losses $342.9 1.05% Allowance for Unfunded $11.4 — Total Allowance for Credit Losses $354.3 1.08%

19 0.05% 0.12% 0.14% 0.21% 0.40% 0.28% 0.30% 0.22% 0.28% 0.11% 0.03% 0.02% 0.01% 0.00% 0.06% 0.12% 0.07% 0.09% 0.12% 0.18% 0.45% 1.13% 1.06% 0.70% 0.38% 0.25% 0.13% 0.12% 0.18% 0.16% 0.17% 0.16% 0.18% 0.11% 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q121 VLY Non-Covered NCOs / Avg. Loans Peer Median NCO / Avg. Loans Net Charge-offs of Non-Covered Loans 1/ Average Loans Relative to Peers 2(%) Track Record of Below-Peer Credit Losses 1 Excludes charge-offs related to acquired loans covered by FDIC loss-share agreements 2Peers include major exchange traded banks and thrifts with assets $25 billion to $60 billion as of 3/31/2021. Excludes mergertargets. Source: S&P Global Market Intelligence Prudent risk management and rigorous underwriting standards have helped Valley create a strong credit culture, which has allowed Valley to maintain strong credit metrics compared to peers

20 Non-interest bearing$10.1 Savings, NOW & MMA$17.1 Time$5.5 Short-term borrowings$1.1 Long-term borrowings$2.2 Other$0.5 Savings, Now & MMA increasedby $4.3bn from 12/31/19 Savings, Now & MMA increasedfrom 44% of deposits to 52% of deposits Time deposits decreasedby $4.2bn from 12/31/19 Time Deposits decreasedfrom 33% of deposits to 17% of deposits Noninterest bearing increasedby $3.4bn from 12/31/19 Noninterest bearing increasedfrom 23% of deposits to 31% of deposits 9.4 11.2 12.8 16.0 17.1 5.2 6.2 6.7 9.2 10.1 3.6 7.1 9.7 6.7 5.5 2017 2018 2019 2020 Q121 Time Non-interest Bearing Savings, Now & MMA $36.5BN Avg. Deposit Balance ($MM) and Rate (%) Trends Deposit Composition ($bn) Total Liabilities 3/31/2021 ¹ Deposits & Funding $31.9 $32.6 1 $29.2 $24.5 $18.2 Since 12/31/2019 Deposit Trends Since 2017 Deposit CAGR: 20% Note: Totals may not sum due to rounding 1Includes junior subordinated debt within long-term borrowings 1.04% 0.48% 0.37% 0.30% 0.27% 1.92% 1.39% 0.95% 0.82% 0.76% $3,000 $5,000 $7,000 $9,000 $11,000 $13,000 $15,000 $17,000 1Q20 2Q20 3Q20 4Q20 1Q21 Savings, NOW & MMA Time Deposits W.Avg Savings, NOW & MMA Rate W.Avg Time Deposits Rate

SLIDE 21

Technology Evolution & Digital Trends

Opportunity to drive increased digital product adoption across expanding client base

- **Online Banking Net Promoter Scores ("NPS") for Business and Retail customers exceed other NPS across the organization**
- Enhanced back-end infrastructure to support evolving needs of our customers and maintain flexibility for front-end alternatives
- Strategic enhancement of digital and mobile capabilities to support changing customer preferences
- Re-vamp of deposit account opening process went live in April with additional digital products to follow
- Continue to assess technology offerings and opportunities to further rationalize real estate needs

% of Households Actively Using Online Banking


~125k active users
32.8%
34.1%
40.8%
Mar '19
Mar '20
Mar '21

% of Households Actively Using Mobile Banking


~79k active users
16.5%
19.8%
26.0%
Mar '19
Mar '20
Mar '21

SLIDE 22 Fee Income Non-Interest Income ($mm) $47.5 $41.4 $4.6 $16.0 $31.2 $14.2 $3.5 $10.9 $6.2 $22.6 $21.5 $20.7 1Q20 4Q20 1Q21 Other Non-Interest Income Swap Income Gain on Sale 1Q21 Non-Interest Income ($mm) Other 28% Trust, Investment & Insurance $31.2mm 16% Swap Fees 20% Loan Servicing Fees 9% Gain-on-Sale of Loans, net 11% Service Charges 16% Lower gain on sale revenue and swap income weighed on adjusted non-interest income during the quarter Expect both line items to recover in future quarters Other non-interest product offerings include: Insurance, Wealth Management and Trust

23 Liquidity & Securities Liquidity Position & Sources (as of 3/31/21) HTM Securities Portfolio (as of 3/31/21) Cash & Equivalents 14% Municipal Resi MBS 8% 75% FHLB Borrowing Capacity Obligations of States Uncommitted Fed 45% & Political Funds Lines 11% 14% $10.9bn U.S. Treasury $2.4bn 3% Corporate and other Debt Unencumbered Secur. Securities 94% A-rated or 12% 2% TruPs 2% better FRB Discount Window Availability 15% AFS Securities Portfolio (as of 3/31/21) Source $BN Cash & Equivalents $1.6 Municipal Resi MBS FHLB Borrowing Capacity $4.9 3% Obligations of States 79% & Political FRB Discount Window 3% $1.6 Availability U.S. Gov. Agency 2% Unencumbered Securities $1.3 $1.1bn U.S. Treasury Uncommitted Fed Funds Lines $1.5 5% Total $10.9 Corporate and 91% A-rated or Additional access to brokered deposit market and other Debt Secur. better 8% PPP Liquidity Facility as needed Note: Totals may not sum due to rounding

24 Equity & Capitalization Robust Capital with Strong Organic Generation Book Value and Tangible Book Value per Share Equity Capitalization Level $2.4BN PPP loans reduce Equity / Assets by ~69 bp in 1Q21 $2.4BN PPP loans reduce TCE / TA by ~48 bp in 1Q21 $10.97 $10.85 $10.71 11.31% 11.28% 11.32% $10.56 11.13% $10.43 $7.39 10.75% $7.25 8.03% 7.90% $7.12 $6.96 $6.82 7.32% 7.32% 7.47% 7.55% 7.00% 3/31/20 6/30/20 9/30/20 12/31/20 3/31/21 3/31/20 6/30/20 9/30/20 12/31/20 3/31/2021 TBV per share ¹ Book Value per share TCE / TA ¹ TCE / TA (Excl. PPP) ¹ Equity / Assets Year-over-Year Holding Company Capital Ratios 3/31/20 12/31/20 3/31/21 Change Tier 1 Leverage 8.24% 8.06% 8.37% +13 bp Common Equity Tier 1 9.24% 9.94% 10.08% +84 bp Tier 1 Risk-Based 9.95% 10.66% 10.79% +84 bp Total Risk-Based 11.53% 12.64% 12.76% +123 bp 1 Please refer to the Non-GAAP Disclosure Reconciliation in the appendix

25 Franchise Highlights $41 billion commercial bank operating 226 full-service branches throughout northern New Jersey, New York City, Long Island and Florida Who We Are High-performing institution with strong asset quality leveraging technology to service the diverse financial needs of our commercial and retail clients New Jersey: #1 rank among locally-headquartered regional banks Scale Across Dynamic 1 New York City MSA: #3 rank among locally-headquartered regional banks East Coast Geographies Florida: Solid market share positions in Tampa (#7), Miami (#22) and Orlando (#14) Conservative banking philosophy: 1) rigorous underwriting standards, 2) in-market focus, 3) Prudent Risk disciplined M&A and expansion strategy, and 4) constant evaluation of internal processes Management & Credit Risk management culture with robust governance processes and experienced credit personnel Culture History of below-peer credit losses across economic cycles Track record of profitability while supporting ongoing franchise and technology investments Disciplined growth and expense management underpins our 48.6% adjusted efficiency ratio 2 Financial Performance (49.5% reported efficiency ratio) Reported return on average assets increased to 1.14% in 1Q21 from 0.92% in 1Q20 Experienced management team with significant experience at Valley and other regional and Executive Management universal banking institutions 1 Source: S&P Global Market Intelligence; deposit market share data as of 6/30/2020 2 Please refer to the Non-GAAP Disclosure Reconciliation in the appendix

A p p e n d i x

SLIDE 27

Historical Financial Highlights

($ in thousands, except for share data)	As of or for the Quarter Ended March 31, 2021	As of or for the Years Ended December 31, 2020	2019	2018	2017	2016
Summary of Operations						
Interest income—tax equivalent basis	$ 332,715	$ 1,387,690	$ 1,325,631	$ 1,164,967	$ 842,457	$ 770,270
Interest expense	39,131	264,815	422,952	302,045	174,107	148,774
Net interest income—tax equivalent basis	293,584	1,122,875	902,679	862,922	668,350	621,496
Less: tax equivalent adjustment	917	3,971	4,631	5,719	8,303	8,382
Net interest income	292,667	1,118,904	898,048	857,203	660,047	613,114
Provision for credit loses	8,656	125,722	24,218	32,501	9,942	11,869
Net interest income after provisions for credit losses	284,011	993,182	873,830	824,702	650,105	601,245
Total non-interest income	31,233	183,032	214,520	134,052	111,706	108,260
Total non-interest expense	160,213	646,148	631,555	629,061	509,073	476,125
Income before income taxes	155,031	530,066	456,795	329,693	252,738	233,380
Income tax expense	39,321	139,460	147,002	68,265	90,831	65,234
Net income	**$ 115,710**	**$ 390,606**	**$ 309,793**	**$ 261,428**	**$ 161,907**	**$ 168,146**
Dividends on preferred stock	3,172	12,688	12,688	12,688	9,449	7,188
Net income available to common shareholders	**$ 112,538**	**$ 377,918**	**$ 297,105**	**$ 248,740**	**$ 152,458**	**$ 160,958**
Per Common Share						
Earnings per share:						
Basic	$ 0.28	$ 0.94	$ 0.88	$ 0.75	$ 0.58	$ 0.63
Diluted	0.28	0.93	0.87	0.75	0.58	0.63
Dividends declared	0.11	0.44	0.44	0.44	0.44	0.44
Dividend payout ratio	39.3%	47.3%	50.6%	58.7%	75.9%	69.8%
Weighted average shares outstanding						
Basic	405,152,605	403,754,356	337,792,270	331,258,964	264,038,123	254,841,571
Diluted	407,636,765	405,046,207	340,117,808	332,693,718	264,889,007	255,268,336
Performance Ratios:						
Return on average assets	1.14%	0.96%	0.93%	0.86%	0.69%	0.76%
Return on average shareholders' equity	9.96	8.68	8.71	7.91	6.55	7.46
Efficiency ratio[1]	49.46	49.63	56.77	63.46	65.96	66.00
($ in thousands)						
Financial Condition:						
Assets	$ 41,178,011	$ 40,686,076	$ 37,436,020	$ 31,863,088	$ 24,002,306	$ 22,864,439
Net loans (excl. HFS)	32,343,536	31,876,869	29,537,449	24,883,610	18,210,724	17,121,684
Deposits	32,585,209	31,935,602	29,185,837	24,452,974	18,153,462	17,730,708
Shareholders' equity	4,659,670	4,592,120	4,384,188	3,350,454	2,533,165	2,377,156
Asset Quality Ratios:						
Total non-accrual loans as a % of loans	0.62%	0.58%	0.31%	0.35%	0.26%	0.22%
Total NPAs as a % of loans	0.64	0.60	0.35	0.39	0.31	0.29
Total accruing past due and non-accrual loans as a % of loans	0.79	0.88	0.54	0.62	0.70	0.55
Allowance for loan losses as a % on non-accrual loans	168.07	183.64	173.83	171.79	255.92	305.05
Annualized ratio of net charge-offs to average loans outstanding	0.07	0.12	0.06	0.00	0.01	0.02
Allowance for credit losses as a % of total loans	1.08	1.09	0.55	0.62	0.68	0.68
Capital and Regulatory Capital Ratios:						
Average shareholders' equity to average assets	11.39%	11.10%	10.63%	10.93%	10.53%	10.08%
Tier 1 leverage capital	8.37	8.06	8.76	7.57	8.03	7.74
Common equity Tier 1 capital	10.08	9.94	9.42	8.43	9.22	9.27
Tier 1 risk-based capital	10.79	10.66	10.15	9.30	10.41	9.90
Total risk-based capital	12.76	12.64	11.72	11.34	12.61	12.15

Source: Company Filings

[1] Efficiency ratio measures total non-interest expense as a percentage of net interest income plus total non-interest income

28 Impact of PPP ($mm) PPP Loan Balance Net Interest Margin (FTE) End of Period Avg. Balance 2,365 2,358 3.03% 3.05% 3.06% 2,277 2,247 2,214 2,202 2,152 2.99% 3.00% 3.01% 3.06% 3.14% 1,452 2Q20 3Q20 4Q20 1Q21 Reported NIM NIM ex. PPP 2Q20 3Q20 4Q20 1Q21 Round 1 & 2 Forgiveness Update ($mm) 57% of PPP loans (by balance) have received or applied for forgiveness Net Interest Income Analysis 2Q20 3Q20 4Q20 1Q21 Net Interest Income (FTE) 283.5 284.1 288.8 293.6 PPP Impact (11.8) (14.8) (17.0) (25.7) Forgiveness Confirmed Through 3/31/21 NII ex PPP 271.7 269.3 271.8 267.9 Not Yet $776 Requested 33% $1,018 43% Earning Asset Analysis 2Q20 3Q20 4Q20 1Q21 Avg. Earning Assets 37,777 37,768 37,807 37,386 PPP Impact (1,452) (2,247) (2,202) (2,358) Pending SBA 1 Validation Earning Assets ex PPP 36,325 35,520 35,605 35,029 $553 24% 1 As of 4/20/2021

SLIDE 29

Loan Segment Granularity

CRE by Collateral Type (as of 3/31/2021)


Apartment & Residential 27%
Retail 20%
Mixed Use 11%
Office 11%
Industrial 11%
Healthcare 9%
Specialty & Other 11%

- CRE is primarily comprised of loans on non owner-occupied investment properties made to sophisticated high net worth borrowers supported by diverse collateral and cash flow sources

Geography	Outstanding ($BN)	% of Total	Wtd. Avg. LTV	Wtd. Avg. DSCR
Florida	$4.3	25.7%	62%	1.86x
New Jersey	$4.0	23.9%	60%	1.80x
Other	$2.5	14.5%	63%	1.80x
Other NYC Boroughs	$2.3	13.7%	53%	1.44x
Manhattan	$1.9	11.4%	34% (49% ex Co-Ops)	1.66x
New York (ex. NYC)	$1.8	10.8%	55%	1.56x
Total	**$16.9**	**100.0%**	**56%**	**1.72x**

C&I by Borrower Industry [1,2] (as of 3/31/2021)


Real Estate 19%
Finance & Insurance 14%
Healthcare 11%
Wholesale Trade 10%
Other Services 9%
Construction 9%
Transport & Warehousing 6%
Manufacturing 5%
Accommodation & Food Services 4%
Professional Services 3%
Other 10%

All medallion loans are now on non-accrual status

Taxi Medallion	3/31/2020	3/31/2021
Relative Reserves as a % of Total Exposure	51.7%	67.2%
Total Exposure	$110 million	$93.8 million
Taxi medallions as a % of Total Loans	0.36%	0.29%

[1] Borrower industry based on NAICS and SIC codes; excludes PPP balances; additional ~$650 million of equipment finance loans from Highland Capital subsidiary with primary borrower industries including Industrial, Medical & Dental, and Veterinary
[2] Totals may not equal 100% due to rounding

SLIDE 30

Proven Acquisition Track Record

Oritani Strategic Rationale

- Bolstered capital (~115bp improvement to Equity / Assets and ~80bp improvement to TCE / TA [2] in Q4 2019 vs. Q3 2019) to support future growth opportunities, while being neutral to EPS
- Low risk, in-market merger with significant branch overlap (100% overlap within 3 miles)
- Enhanced pro forma profitability metrics
- Added branch density and approximately $2.6 billion in deposits in attractive Bergen County (NJ) market

M&A Track Record & Strategy

10 Acquisitions
Successfully completed since 2005 (including FDIC-assisted transactions)

$15.9 Billion
Total assets acquired including $7.5 billion to build a meaningful Florida and Alabama franchise

- Continue to consider well-structured opportunities to conservatively enhance our franchise and accelerate our strategic initiatives

Year	Target	State	Assets [1]
2019	Oritani Financial Corp.	NJ	$4.1 billion
2018	USAmeriBancorp, Inc.	FL	$4.4 billion
2015	CNLBancshares, Inc.	FL	$1.4 billion
2014	1st United Bancorp, Inc.	FL	$1.7 billion
2012	State Bancorp, Inc.	NY	$1.6 billion
2010	Park Avenue Bank [3]	NY	$0.5 billion
2010	LibertyPointe Bank [3]	NY	$0.2 billion
2008	Greater Community Bancorp	NJ	$1.0 billion
2005	NorCrown Bank	NJ	$0.6 billion
2005	Shrewsbury Bancorp	NJ	$0.4 billion

[1] Target assets are shown before purchase accounting adjustments
[2] Please refer to the Non-GAAP Disclosure Reconciliation in the appendix
[3] Acquired through an FDIC-assisted transaction

SLIDE 31

Historical Interest Coverage & Double Leverage

(Dollars in Millions)	For the Years Ended, 12/31/2017	12/31/2018	12/31/2019	12/31/2020	Quarter Ended, 3/31/2021	
Double Leverage Ratio						
Investment in Subsidiaries	$2,739	$3,610	$4,672	$4,999	$5,078	
Consolidated Equity	$2,533	$3,350	$4,384	$4,592	$4,660	
Double Leverage Ratio	108%	108%	107%	109%	109%	
Interest Coverage						
Earnings:						
Income From Continuing Operations Before Taxes	$252.74	$329.69	$456.80	$530.07	$155.03	
(+) Interest Expense: Debt	$76.26	$111.69	$111.08	$82.58	$16.91	
Earnings (Before Long Term Debt Interest)	$329.00	$441.39	$567.88	$612.65	$171.94	A
(+) Interest Expense: Deposits	$97.85	$190.35	$311.87	$182.24	$22.22	
Earnings (Before Long Term Debt & Deposit Interest)	$426.85	$631.74	$879.75	$794.88	$194.16	B
Interest Expense:						
Interest Expense: Debt	$76.26	$111.69	$111.08	$82.58	$16.91	
Preferred Dividends [1]	$14.75	$16.00	$18.71	$17.22	$4.25	
Interest Expense, Excluding Interest on Deposits	$91.01	$127.69	$129.79	$99.80	$21.16	C
Interest on Deposits	$97.85	$190.35	$311.87	$182.24	$22.22	
Total Interest Expense, Debt and Deposits	$188.86	$318.05	$441.66	$282.03	$43.38	D
Interest Coverage (Excluding Deposit Interest Expense): A / C	**3.6x**	**3.5x**	**4.4x**	**6.1x**	**8.1x**	
Interest Coverage (Including Deposit Interest Expense): B / D	**2.3x**	**2.0x**	**2.0x**	**2.8x**	**4.5x**	

[1] The preference security dividend requirement represents the amount of pre-tax earnings required to cover the preferred stock dividend calculated based on the Company's effective income tax rate for the period

32March 31, December 31, September 30, June 30, March 31, December 31, December 31, December 31, ($ in thousands, except for share data) 2021 2020 2020 2020 2020 2020 2019 2018 Adjusted net income available to common shareholders: Net income, as reported $115,710 $105,363 $102,374 $95,601 $87,268 $390,606 $309,793 $261,428 Less: Gain on the sale of Visa Class B shares (net of tax) (a) — — — — — — — (4,677) Less: Gain on sale leaseback transactions (net of tax)(b) — — — — — — (56,414) — Add: Losses on extinguishment of debt (net of tax) — 6,958 1,691 — — 8,649 22,992 — Add: Net impairment losses on securities (net of tax) — — — — — — 2,104 — Add: (Gains) Losses on securities transactions (net of tax) 85 (468) 33 29 29 (377) 108 1,677 Add: Severance expense (net of tax)(c) — 1,489 — — — 1,489 3,477 1,907 Add: Tax credit investment impairment (net of tax)(d) — — — — — — 1,746 — Add: Branch related asset impairment (net of tax)(e) — — — — — — — 1,304 Add: Legal expenses (litigation reserve impact only, net of tax) — — — — — — — 8,726 Add: Merger related expenses (net of tax)(f) — 96 76 263 936 1,371 11,929 12,494 Add: Income tax expense (benefit)(g) — — — — — — 31,123 (274) Net income, as adjusted $115,795 $113,438 $104,174 $95,893 $88,233 $401,738 $326,858 $282,585 Dividends on preferred stock 3,172 3,172 3,172 3,172 3,172 12,688 12,688 12,688 Net income available to common shareholders, as adjusted $112,623 $110,266 $101,002 $92,721 $85,061 $389,050 $314,170 $269,897 (a) The gain from the sale of non-marketable securities is included in other non-interest income. (b) The gain on sale leaseback transactions is included in gains on the sales of assets within other non-interest income. (c) Severance expenses are included in salary and employee benefits expense. (d) Impairment is included in the amortization of tax credit investments. (e) Branch related asset impairment is included in net losses on sale of assets within non-interest income. (f) Merger related expenses are primarily within salary and employee benefits expense, professional and legal fees, and other expense. (g) Income tax expense related to reserves for uncertain tax positions in 2019. Adjusted per common share data: Net income available to common shareholders, as adjusted $112,623 $110,266 $101,002 $92,721 $85,061 $389,050 $314,170 $269,897 Average number of shares outstanding 405,152,605 403,872,459 403,833,469 403,790,242 403,519,088 403,754,356 337,792,270 331,258,964 Basic earnings, as adjusted $0.28 $0.27 $0.25 $0.23 $0.21 $0.96 $0.93 $0.81 Average number of diluted shares outstanding 407,636,765 405,799,507 404,788,526 404,631,845 405,424,123 405,046,207 340,117,808 332,693,718 Diluted earnings, as adjusted $0.28 $0.27 $0.25 $0.23 $0.21 $0.96 $0.92 $0.81 Adjusted annualized return on average tangible shareholders’ equity: Net income, as adjusted $115,795 $113,438 $104,174 $95,893 $88,233 $401,738 $326,858 $282,585 Average shareholders’ equity 4,645,400 4,582,329 4,530,671 4,477,446 4,408,585 4,500,067 3,555,483 3,304,531 Less: Average goodwill and other intangible assets 1,451,750 1,447,838 1,451,889 1,456,781 1,460,988 1,454,349 1,182,140 1,163,398 Average tangible shareholders’ equity $3,193,650 $3,134,491 $3,078,782 $3,020,665 $2,947,597 $3,045,718 $2,373,343 $2,141,133 Annualized return on average tangible shareholders’ equity, as adjusted 14.50% 14.48% 13.53% 12.70% 11.97% 13.19% 13.77% 13.20% Adjusted annualized return on average assets: Net income, as adjusted $115,795 $113,438 $104,174 $95,893 $88,233 $401,738 $326,858 $282,585 Average assets $40,770,731 $41,308,943 $41,356,737 $41,503,514 $38,097,364 $40,557,346 $33,442,738 $30,229,276 Annualized return on average assets, as adjusted 1.14% 1.10% 1.01% 0.92% 0.93% 0.99% 0.98% 0.93% Adjusted annualized return on average shareholders’ equity: Net income, as adjusted $115,795 $113,438 $104,174 $95,893 $88,233 $401,738 $326,858 $282,585 Average shareholders’ equity $4,645,400 $4,582,329 $4,530,397 $4,477,446 $4,408,585 $4,500,067 $3,555,483 $3,304,531 Annualized return on average shareholders’ equity, as adjusted 9.97% 9.90% 9.20% 8.57% 8.01% 8.93% 9.19% 8.55% Three Months Ended Years Ended Non-GAAP Disclosure Reconciliation

33 Non-GAAP Disclosure ReconciliationMarch 31, December 31, September 30, June 30, March 31, December 31, December 31, December 31, ($ in thousands) 2021 2020 2020 2020 2020 2020 2019 2018 Annualized return on average tangible shareholders’ equity: Net income, as reported $115,710 $105,363 $102,374 $95,601 $87,268 $390,606 $309,793 $261,428 Average shareholders’ equity 4,645,400 4,582,329 4,530,671 4,477,446 4,408,585 4,500,067 3,555,483 3,304,531 Less: Average goodwill and other intangible assets 1,451,750 1,447,838 1,451,889 1,456,781 1,460,988 1,454,349 1,182,140 1,163,398 Average tangible shareholders’ equity $3,193,650 $3,134,491 $3,078,782 $3,020,665 $2,947,597 $3,045,718 $2,373,343 $2,141,133 Annualized return on average tangible shareholders’ equity 14.49% 13.45% 13.30% 12.66% 11.84% 12.82% 13.05% 12.21% Adjusted efficiency ratio: Non-interest expense, as reported $160,213 $173,141 $160,185 $157,166 $155,656 $646,148 $631,555 $629,061 Less: Loss on extinguishment of debt (pre-tax) — 9,683 2,353 — — 12,036 31,995 — Less: Severance expense (pre-tax) — 2,072 — — — 2,072 4,838 2,662 Less: Legal expenses (litigation reserve impact only, pre-tax) — — — — — — — 12,184 Less: Merger-related expenses (pre-tax) — 133 106 366 1,302 1,907 16,579 17,445 Less: Amortization of tax credit investments (pre-tax) 2,744 3,932 2,759 3,416 3,228 13,335 20,392 24,200 Non-interest expense, as adjusted $157,469 $157,321 $154,967 $153,384 $151,126 $616,798 $557,751 $572,570 Net interest income 292,667 287,920 283,086 282,559 265,339 1,118,904 898,048 857,203 Non-interest income, as reported 31,233 47,533 49,272 44,830 41,397 183,032 214,520 134,052 Add: Net impairment losses on securities (pre-tax) — — — — — — 2,928 — Add: Branch related asset impairment (pre-tax) — — — — — — — 1,821 Add: (Gains) Losses on securities transactions, net (pre-tax) 118 (651) 46 41 40 (524) 150 2,342 Less: Gain on the sale of Visa Class B shares (pre-tax) — — — — — — — 6,530 Less: Gain on sale leaseback transaction (pre-tax) — — — — — — 78,505 — Non-interest income, as adjusted $31,351 $46,882 $49,318 $44,871 $41,437 $182,508 $139,093 $131,685 Gross operating income, as adjusted $324,018 $334,802 $332,404 $327,430 $306,776 $1,301,412 $1,037,141 $988,888 Efficiency ratio, as adjusted 48.60% 46.99% 46.62% 46.84% 49.26% 47.39% 53.78% 57.90% Annualized pre-provision net revenue / average assets Net income, as reported $115,710 $105,363 $102,374 $95,601 $87,268 $390,606 $309,793 $261,428 Add: Income tax expense, as reported 39,321 37,974 38,891 33,466 29,129 139,460 147,002 68,265 Add: Provision for credit losses 8,656 18,975 30,908 41,156 34,683 125,722 24,218 32,501 Pre-provision net revenue $163,687 $162,312 $172,173 $170,223 $151,080 $655,788 $481,013 $362,194 Average assets $40,770,731 $41,308,943 $41,356,737 $41,503,514 $38,097,364 $40,557,346 $33,442,738 $30,229,276 Annualized pre-provision net revenue / average assets 1.61% 1.57% 1.67% 1.64% 1.59% 1.62% 1.44% 1.20% Annualized pre-provision net revenue / average assets, as adjusted Net income, as adjusted $115,795 $113,438 $104,174 $95,893 $88,233 $401,738 $326,858 $282,585 Add: Income tax expense, as adjusted 39,354 41,136 39,596 33,581 29,506 143,819 107,922 77,032 Add: Amortization of tax credit investments 2,744 3,932 2,759 3,416 3,228 13,335 20,392 24,200 Add: Provision for credit losses 8,656 18,975 30,908 41,156 34,683 125,722 24,218 32,501 Pre-provision net revenue, as adjusted $166,549 $177,481 $177,437 $174,046 $155,650 $684,614 $479,390 $416,318 Average assets $40,770,731 $41,308,943 $41,356,737 $41,503,514 $38,097,364 $40,557,346 $33,442,738 $30,229,276 Annualized pre-provision net revenue / average assets 1.63% 1.72% 1.72% 1.68% 1.63% 1.69% 1.43% 1.38% Three Months Ended Years Ended

SLIDE 34

Non-GAAP Disclosure Reconciliation

	As of							
($ in thousands, except for share data)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2020	December 31, 2019	December 31, 2018
Tangible book value per common share:								
Common shares outstanding	405,797,538	403,858,998	403,878,744	403,795,599	403,744,148	403,858,998	403,278,390	331,431,217
Shareholders' equity	$4,659,670	$4,592,120	$4,533,763	$4,474,488	$4,420,998	$4,592,120	$4,384,188	$3,350,454
Less: Preferred Stock	209,691	209,691	209,691	209,691	209,691	209,691	209,691	209,691
Less: Goodwill and other intangible assets	1,450,414	1,452,891	1,449,282	1,453,330	1,458,095	1,452,891	1,460,397	1,161,655
Tangible common shareholders' equity	$2,999,565	$2,929,538	$2,874,790	$2,811,467	$2,753,212	$2,929,538	$2,714,100	$1,979,108
Tangible book value per common share	$7.39	$7.25	$7.12	$6.96	$6.82	$7.25	$6.73	$5.79
Tangible common equity to tangible assets:								
Tangible common shareholders' equity	$2,999,565	$2,929,538	$2,874,790	$2,811,467	$2,753,212	$2,929,538	$2,714,100	$1,979,108
Total assets	41,178,011	40,693,576	40,747,492	41,626,497	39,089,443	40,693,576	37,436,020	31,863,088
Less: Goodwill and other intangible assets	1,450,414	1,452,891	1,449,282	1,453,330	1,458,095	1,452,891	1,460,397	1,161,655
Tangible assets	$39,727,597	$39,240,685	$39,298,210	$40,173,167	$37,631,348	$39,240,685	$35,975,623	$30,701,433
Tangible common equity to tangible assets	7.55%	7.47%	7.32%	7.00%	7.32%	7.47%	7.54%	6.45%

35 For More Information Log onto our website: www.valley.com Email requests to: tlan@valley.com Call Travis Lan in Investor Relations, at: (973) 686-5007 Write to: Valley National Bank 1455 Valley Road Wayne, New Jersey 07470 Attn: Travis Lan, SVP – Director, Corporate Finance & Business Development Log onto our website above or www.sec.gov to obtain free copies of documents filed by Valley with the SEC